UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 6, 2025

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
Acquisitions
As previously announced, on July 17, 2025, Talen Energy Corporation (the “Company”), through its wholly owned subsidiary, Talen Generation, LLC (“Talen Generation”), entered into two purchase and sale agreements (collectively, the “Purchase Agreements”) with affiliates of Caithness Energy, L.L.C. pursuant to which Talen Generation agreed to purchase (i) the Freedom Energy Center, a 1,045 MW (summer rating) natural gas fired combined cycle generation plant located in Luzerne County, Pennsylvania, for $1.46 billion in cash (the “Freedom Acquisition”); and (ii) the Guernsey Power Station, a 1,836 MW (summer rating) natural gas fired combined cycle generation plant located in Guernsey County, Ohio, for $2.33 billion in cash (the “Guernsey Acquisition” and, together with the Freedom Acquisition, the “Acquisitions”), in each case as adjusted in accordance with the applicable Purchase Agreement.
Nuclear Production Tax Credit Sale
On September 29, 2025, the Company, through its direct wholly owned subsidiary, Talen Energy Supply, LLC (“TES”), sold certain zero-emission nuclear power production tax credits generated in 2024 from its Susquehanna plant to an unaffiliated third party for approximately $191.2 million in cash. Citi acted as placement agent.
New Term Loan B Facility
In connection with the Acquisitions, on October 6, 2025, the Company issued a press release announcing that TES has launched a $1.2 billion senior secured term loan B credit facility (the “New Term Loan B Facility”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information provided under this Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements
In connection with the New Term Loan B Facility, the Company is providing the following historical financial statements:

1.Audited financial statements of Moxie Freedom LLC as of and for the year ended December 31, 2024 and the related notes, which are included as Exhibit 99.2 hereto and incorporated herein by reference;
2.Unaudited condensed financial statements of Moxie Freedom LLC as of June 30, 2025 and December 31, 2024 and for the three and six months ended June 30, 2025 and the related notes, which are included as Exhibit 99.3 hereto and incorporated herein by reference;
3.Audited consolidated financial statements of Guernsey Power Holdings, LLC and subsidiary as of and for the year ended December 31, 2024 and the related notes, which are included as Exhibit 99.4 hereto and incorporated herein by reference; and
4.Unaudited condensed consolidated financial statements of Guernsey Power Holdings, LLC and subsidiary as of June 30, 2025 and December 31, 2024 and for the three and six months ended June 30, 2025 and the related notes, which are included as Exhibit 99.5 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information
In connection with the New Term Loan B Facility, the Company is providing the unaudited pro forma condensed combined financial information of the Company, after giving effect to the Acquisitions, the New Term Loan B Facility and new unsecured debt, which includes the unaudited pro forma condensed combined balance sheet as of June 30, 2025 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and six months ended June 30, 2025. Such unaudited pro forma condensed combined financial information and the related notes thereto is set forth in Exhibit 99.6 hereto and incorporated herein by reference.
(d) Exhibits:

Exhibit No.	Description.
23.1	Consent of KPMG LLP, independent auditors of Moxie Freedom LLC.
23.2	Consent of KPMG LLP, independent auditors of Guernsey Power Holdings, LLC.
99.1	Press Release dated October 6, 2025.
99.2	Audited financial statements of Moxie Freedom LLC as of and for the year ended December 31, 2024 and the related notes thereto.
99.3	Unaudited condensed financial statements of Moxie Freedom LLC as of June 30, 2025 and December 31, 2024 and for the three and six months ended June 30, 2025 and the related notes thereto.
99.4	Audited consolidated financial statements of Guernsey Power Holdings, LLC and subsidiary as of and for the year ended December 31, 2024 and the related notes thereto.
99.5
Unaudited condensed consolidated financial statements of Guernsey Power Holdings, LLC and subsidiary as of June 30, 2025 and December 31, 2024 and for the three and six months ended June 30, 2025 and the related notes thereto.

99.6
Unaudited pro forma condensed combined financial information of Talen Energy Corporation, giving effect to the Acquisitions, the New Term Loan B Facility and new unsecured debt, which includes the unaudited pro forma condensed combined balance sheet as of June 30, 2025 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and six months ended June 30, 2025 and the related notes thereto.

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	October 6, 2025	By:	/s/ Terry L. Nutt
		Name:	Terry L. Nutt
		Title:	Chief Financial Officer
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